UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2019 (December 19, 2019)

Otelco Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock ($0.01 par value per share)	OTEL	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, effective January 1, 2020, Mr. Richard A. Clark, the current President of Otelco Inc. (the “Company”), will also be appointed Chief Executive Officer and elected as a director of the Company. The position of Chief Executive Officer of the Company was previously held by Mr. Robert J. Souza, who will retire as Chief Executive Officer and as a director of the Company, as well as from all positions with the Company’s subsidiaries, effective December 31, 2019.

Mr. Clark has been the President of the Company since May 2019. Prior to that time, beginning in October 2018, he was the Company’s Chief Operating Officer. Prior to joining the Company, Mr. Clark served as Executive Vice President and Chief Financial Officer at FirstLight Fiber (a high-speed data provider) from December 2016 until September 2018. From October 2013 until December 2016, Mr. Clark served as Executive Vice President and Chief Financial Officer of Oxford Networks (a high-speed data provider) until Oxford was acquired by FirstLight Fiber. Mr. Clark served as Senior Vice President and Chief Financial Officer of WAI Global (a global manufacturer and distributor of automotive aftermarket parts) from February 2011 through September 2013 and as Executive Vice President and Chief Financial Officer of Parts Depot, Inc. (a distributor of auto parts) from November 2005 through February 2011. Mr. Clark served in executive positions from 1995 through 2005 at various companies in financial and operating positions. Mr. Clark began his career at PriceWaterhouseCoopers from 1986 through 1995. He graduated from Husson University in 1986 with a degree in public accounting and is a Certified Public Accountant. Mr. Clark is 54 years old.

Mr. Clark has not been, and is not expected to be, asked to serve on any committees of the Company’s Board of Directors. Mr. Clark’s initial term as a director of the Company will expire at the Company’s annual meeting of stockholders to be held in 2020. Mr. Clark was not appointed as Chief Executive Officer of the Company for a fixed term of office, but rather will hold such position until a successor is named.

Other than the Employment Agreement described below, Mr. Clark is not party to any (a) arrangement or understanding regarding his appointment as an executive officer, nor does he have any family relationships with any director, executive officer or person nominated or chosen to become a director or executive officer of the Company, or (b) transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement

In connection with Mr. Clark’s appointment as Chief Executive Officer of the Company, on December 19, 2019, the Company entered into an amended and restated employment agreement with Mr. Clark (the “Employment Agreement”), which will become effective January 1, 2020 and will remain in effect until terminated by the Company or Mr. Clark for any reason or by death or disability. Pursuant to the Employment Agreement, Mr. Clark will receive an annual base salary of $350,000, an annual bonus, the use of a Company automobile and medical and other benefits. Mr. Clark’s annual base salary will be subject to increase by the Company’s Board of Directors, and will also be further subject to an annual increase in an amount equal to the increase in the cost of living, if any, between the date of the immediately preceding increase and the date of such adjustment.

If Mr. Clark’s employment is terminated without cause or due to death or disability, he will be entitled to receive severance benefits consisting of a lump sum payment equal to his annual base salary and the pro rata portion of the annual bonus he would have received, based on the applicable annual performance targets, had he been employed by the Company through the end of the full fiscal year in which the termination occurred. In addition, if Mr. Clark’s employment is terminated without cause or due to death or disability, to the extent Mr. Clark and, if applicable, members of his family participate in any medical, prescription drug, dental, vision or other “group health plan” of the Company immediately prior to such termination, the Company will provide Mr. Clark with a lump sum payment equal to the monthly premium cost to Mr. Clark that would be incurred for continuation coverage under such plans through the end of the fiscal year in which the termination occurred.

The Employment Agreement also provides that Mr. Clark will be restricted from engaging in competitive activities for 12 months after the termination of his employment.

Effective upon Mr. Clark’s appointment as Chief Executive Officer the Company will grant Mr. Clark an option to purchase up to 50,000 shares of the Company’s Class A common stock, par value $0.01 per share, which will vest in equal annual installments over a five-year period thereafter.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Separation and Consulting Agreement

On December 19, 2019, the Company entered into a separation and consulting agreement with Mr. Souza (the “Separation and Consulting Agreement”). Pursuant to the Separation and Consulting Agreement, upon Mr. Souza’s retirement on December 31, 2019, (a) all outstanding unvested equity grants issued to Mr. Souza will become vested and (b) the Company will transfer to Mr. Souza ownership of his current Company vehicle.

In addition, pursuant to the Separation and Consulting Agreement, effective from January 1, 2020 through December 31, 2020, Mr. Souza will provide consulting services to the Company in order to transition the responsibilities of Chief Executive Officer and maintain continuity of management. For such consulting services, Mr. Souza will receive a fee of $350,000, which will be paid in quarterly installments. The Separation and Consulting Agreement also provides that all of Mr. Souza’s expenses that are related to his responsibilities under the Separation and Consulting Agreement will be reimbursed by the Company.

The foregoing description of the Separation and Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Consulting Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	First Amended and Restated Employment Agreement, dated as of December 19, 2019

10.2	Separation and Consulting Agreement, dated as of December 19, 2019, between Otelco Inc. and Robert J. Souza

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Otelco Inc.

Date: December 20, 2019	By:	/s/ Curtis L. Garner, Jr.
Curtis L. Garner, Jr.
Chief Financial Officer

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